Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:             Joseph Edelman

Date of Event Requiring Statement:      December 13, 2007

Issuer Name and Ticker Symbol:          Optimer Pharmaceuticals, Inc. (OPTR)

Names: Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC and Scott Bradley

Address:          Perceptive Advisors LLC
                  499 Park Avenue, 25th Floor
                  New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC and Scott Bradley are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Optimer Pharmaceuticals, Inc.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager

By: /s/ James Mannix
    --------------------------------------------------------
    Name:  Joseph Edelman, by James Mannix, attorney in fact
    Title: Managing Member


Perceptive Advisors LLC

By: /s/ James Mannix
    --------------------------------------------------------
    Name:  Joseph Edelman, by James Mannix, attorney in fact
    Title: Managing Member


By: /s/ Scott Bradley
    --------------------------------------------------------
    Name: Scott Bradley